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                                                                    Exhibit 10.2

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                         AECOM Technology Corporation


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                            PRIVATE SHELF AGREEMENT

                up to the equivalent of $75,000,000 Senior Notes


                               ----------------


                            Dated as of July 6, 2001


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                               TABLE OF CONTENTS

SECTION                                                                PAGE NO.
-------                                                                --------
1.      Authorization Of Issue Of Notes................................   1
2A.     Intentionally Omitted..........................................   2
2B.     Purchase And Sale Of Notes.....................................   2
2B(1).  Facility.......................................................   2
2B(2).  Issuance Period................................................   2
2B(3).  Request For Purchase...........................................   2
2B(4).  Rate Quotes....................................................   3
2B(5).  Acceptance.....................................................   3
2B(6).  Market Disruption..............................................   4
2B(7).  Facility Closings..............................................   4
2B(8).  Fees...........................................................   5
2B(8)(i).      Structuring Fee.........................................   5
2B(8)(ii).     Issuance Fee............................................   5
2B(8)(iii).    Delayed Delivery Fee....................................   5
2B(8)(iv).     Cancellation Fee........................................   6
3.      Conditions Of Closing..........................................   7
3A.     Certain Documents..............................................   7
3B.     Opinion Of Purchaser's Special Counsel.........................   8
3C.     Representations And Warranties; No Default.....................   8
3D.     Purchase Permitted By Applicable Laws..........................   9
3E.     Payment Of Fees................................................   9
4.      [Intentionally Omitted.].......................................   9
5.      Representations And Warranties Of The Company..................   9
5.1.    Organization; Power And Authority..............................   9
5.2.    Authorization, Etc.............................................   9
5.3.    Disclosure.....................................................  10
5.4.    Ownership Of Shares Of Subsidiaries............................  10
5.5.    Financial Statements...........................................  11

                                      1.
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5.6.    Compliance With Laws, Other Instruments, Etc...................  12
5.7.    Governmental Authorizations, Etc...............................  12
5.8.    Litigation; Observance Of Agreements, Statutes And Orders......  12
5.9.    Taxes..........................................................  12
5.10.   Title To Property; Leases......................................  13
5.11.   Licenses, Permits, Etc.........................................  13
5.12.   Compliance With ERISA..........................................  13
5.13.   Private Offering...............................................  14
5.14.   Use Of Proceeds; Margin Regulations............................  14
5.15.   Existing Indebtedness, Liens and Investments...................  15
5.16.   Foreign Assets Control Regulations, Etc........................  15
5.17.   Status Under Certain Statutes..................................  15
5.18.   Environmental Matters..........................................  15
6.      Representations Of The Purchasers..............................  16
6.1.    Purchase For Investment........................................  16
6.2     Source Of Funds................................................  16
7.      Information As To The Company..................................  17
7.1.    Financial And Business Information.............................  18
7.2.    Officer's Certificate..........................................  20
7.3.    Inspection.....................................................  21
8.      Prepayment Of The Notes........................................  21
8.1.    Prepayments Of Notes...........................................  21
8.2.    Optional Prepayments With Make-Whole Amount....................  21
8.3.    Allocation Of Partial Prepayments..............................  21
8.4.    Maturity; Surrender, Etc.......................................  22
8.5.    Purchase Of Notes..............................................  22
8.6.    Make-Whole Amount..............................................  22
9.      Affirmative Covenants..........................................  27
9.1.    Compliance With Law............................................  27
9.2.    Insurance......................................................  27
9.3.    Maintenance Of Properties......................................  27
9.4.    Payment Of Taxes And Claims....................................  28

                                      2.
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9.5.    Corporate Existence, Etc.......................................  28
9.6.    Additional Major Subsidiaries..................................  28
9.7.    Additional Obligor Subsidiaries................................  28
10.     Negative Covenants.............................................  28
10.1.   Transactions With Affiliates...................................  28
10.2.   Merger, Consolidation, Etc.....................................  29
10.3.   Liens..........................................................  29
10.4.   Interest Charges Coverage Ratio................................  32
10.5.   Fixed Charges Coverage Ratio...................................  32
10.6.   Maintenance Of Consolidated Debt...............................  32
10.7.   Restricted Subsidiary Debt.....................................  32
10.8.   Consolidated Net Worth.........................................  32
10.9.   Sale Of Assets.................................................  32
10.10.  Line Of Business...............................................  33
10.11.  Debt of Obligor Subsidiaries...................................  33
11.     Events Of Default..............................................  33
12.     Remedies on Default, Etc.......................................  36
12.1.   Acceleration...................................................  36
12.2.   Other Remedies.................................................  37
12.3.   Rescission.....................................................  37
12.4.   No Waivers Or Election Of Remedies, Expenses, Etc..............  37
12.5.   Notice of Acceleration or Rescission...........................  37
13.     Registration; Exchange; Substitution Of Notes..................  37
13.1.   Registration Of Notes..........................................  37
13.2.   Transfer And Exchange Of Notes.................................  38
13.3.   Replacement Of Notes...........................................  38
14.     Payments On Notes..............................................  39
14.1.   Place Of Payment...............................................  39
14.2.   Home Office Payment............................................  39
14.3.   Currency of Payments; Payments Free and Clear of Taxes.........  39
15.     Expenses, Etc..................................................  41
15.1.   Transaction Expenses...........................................  41

                                      3.
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15.2.   Survival.......................................................  42
16.     Survival Of Representations And Warranties; Entire Agreement...  42
17.     Amendment And Waiver...........................................  42
17.1.   Requirements...................................................  42
17.2.   Solicitation Of Holders Of Notes...............................  43
17.3.   Binding Effect, Etc............................................  43
17.4.   Notes Held By Company, Etc.....................................  43
18.     Notices........................................................  43
19.     Reproduction Of Documents......................................  44
20.     [Intentionally Omitted]........................................  44
21.     [Intentionally Omitted.].......................................  44
22.     Confidential Information.......................................  45
23.     Miscellaneous..................................................  45
23.1.   Successors And Assigns.........................................  45
23.2.   Payments Due On Non-Business Days..............................  46
23.3.   Severability...................................................  46
23.4.   Construction...................................................  46
23.5.   Counterparts...................................................  46
23.6.   Governing Law..................................................  46
23.7.   Severability Of Obligations....................................  46



Schedule A -   Information Schedule
Schedule B -   Defined Terms
Schedule 5.4 - Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 10 -  Existing Liens; Existing Investments

Exhibit A -    Form of Note
Exhibit B -    Form of Request for Purchase
Exhibit C -    Form of Confirmation of Acceptance
Exhibit D -    Form of Opinion

                                      4.
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                          AECOM TECHNOLOGY CORPORATION
                            3250 Wilshire Boulevard
                             Los Angeles, CA 90010

                                                              As of July 6, 2001

The Prudential Insurance Company
 of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

Ladies and Gentlemen:

     AECOM Technology Corporation, a Delaware corporation (herein called the "Company") and each Issuer Subsidiary which from time to time may execute a Confirmation of Acceptance or issue Notes hereunder, hereby agree with you as follows:

     1. Authorization Of Issue Of Notes. The Company (or, in the case of an Issuer Subsidiary, such Issuer Subsidiary) will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of up to $75,000,000 (or the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than twelve years (or, in the case of any Notes denominated in Danish Krones, Hong Kong Dollars or Swiss Francs, no more than ten years) after the date of original issuance thereof, to have an average life of no more than ten years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A attached hereto. The terms "Note" and "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the

                                      1.

same interest payment periods, (vi) the same currency denomination, (vii) the same issuer, and (viii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     2A.  Intentionally Omitted.

     2B.  Purchase And Sale Of Notes.

     2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "Facility." At any time, the aggregate principal amount of Notes stated in Section 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. For purposes of the preceding sentence, the aggregate principal amount of Notes and Accepted Notes shall be calculated in Dollars with the aggregate principal amount of Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under Section 2B(5). NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period."

     2B(3). Request For Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by

                                      2.

telefacsimile or overnight delivery service to the applicable address set forth in the Information Schedule attached hereto as Schedule A (the "Information Schedule"), and shall (i) specify the aggregate principal amount and currency (which shall be an Available Currency) of Notes covered thereby, which shall not be less than the equivalent of $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than five Business Days and not more than 30 days after the making of such Request for Purchase,
(v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify the issuer of the Notes (which shall be the Company or an Issuer Subsidiary) and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be deemed made when received by Prudential.

     2B(4).  Rate Quotes.  Not later than two Business Days after the
Company shall have given Prudential a Request for Purchase pursuant to Section 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 A.M. and 2:00 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

     2B(5).  Acceptance.   Within 5 minutes after Prudential shall have
provided any interest rate quotes pursuant to Section 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to Section 2B(6), elect to accept such interest rate quotes as to not less than the equivalent of $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase (in the Available Currency specified in the Request for Purchase).
Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or in person within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2B(6) and the other terms and conditions hereof, the Company agrees to sell (or to cause the applicable Issuer Subsidiary to sell) to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of

                                      3.

such Notes. As soon as practicable following the Acceptance Day, the Company, the Issuer Subsidiary (if applicable), Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").

     2B(6). Market Disruption. Notwithstanding the provisions of Section 2B(5), if Prudential shall have provided interest rate quotes pursuant to
Section 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2B(5)(i) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, and (ii) in the case of Notes to be denominated in a currency other than Dollars, in the market for the relevant government securities (which, in the case of the Euro, shall be the German Bund) on the spot or forward currency market, the financial futures market or the interest rate swap market, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

     2B(7). Facility Closings. Not later than 2:30 P.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, San Francisco, California, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name, against payment of the purchase price thereof by transfer of immediately available funds for credit to the account or accounts specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2B(7), or any of the conditions specified in Section 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 3:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2B(8)(iii) or (ii) such closing is to be canceled. If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, the Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled. In the event that the Company shall fail to give such notice referred to in the preceding sentence,

                                      4.

Prudential (on behalf of each Purchaser) may at its election, at any time after 3:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8).  Fees.

     2B(8)(i).    Structuring Fee.  In consideration for the time, effort and expense involved in the structuring of this transaction and the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds the $35,000 remaining balance of a $70,000 non-refundable fee (herein called the "Structuring Fee").

     2B(8)(ii).   Issuance Fee.  The Company will pay to each Purchaser in
immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.15% of the Dollar equivalent (at the time of the applicable Acceptance of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day). Notwithstanding the foregoing, on any Closing Day occurring on or prior to August 15, 2001 on which the aggregate principal amount of Notes sold is greater than or equal to the Dollar equivalent (at the time of the applicable Acceptance) of $21,000,000, the Issuance Fee shall be the following percentage of the Dollar equivalent (at the time of the applicable Acceptance) of the aggregate principal amount of Notes sold on such Closing Day: (a) $25,000,000 or more, 0; $24,000,000 to $25,000,000, .03%; (b)
$23,000,000 to $24,000,000, .06%; (c) $22,000,000 to $23,000,000, .09%; and (d)
$21,000,000 to $22,000,000, .12%.

     2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay each Purchaser which shall have agreed to purchase such Accepted Note,

          (a) in the case of an Accepted Note denominated in Dollars, on the Cancellation Date or actual Closing Day of such purchase and sale, a fee (herein called the "Dollar Delayed Delivery Fee") equal to the product of (i) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the average investment rate per annum on alternative Dollar investments of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days from time to time fixed for the delayed delivery of such Accepted Note, (ii) the principal amount of such Accepted Note, and (iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; or

          (b) in the case of an Accepted Note denominated in a currency other than Dollars, on the Cancellation Date or the actual Closing Day of such purchase and sale, a fee (herein called

                                      5.

the "Non-Dollar Delayed Delivery Fee," and, together with the Dollar Delayed Delivery Fee, the "Delayed Delivery Fee") equal to the sum of (1) the product of
(x) the amount by which the rate of interest of such Accepted Note exceeds the Overnight Interest Rate on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate or currency exchange agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

      2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of Section 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company shall pay each Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the "Cancellation Fee") equal to

        (a) in the case of an Accepted Note denominated in Dollars, the product of (A) the principal amount of such Accepted Note times (B) the quotient
                                                  -----  -
(expressed in decimals) obtained by dividing (1) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (2) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential on a U.S. Treasury security having a par value of $100.00 and rounded to the second decimal place (such amount, the "US Cancellation Fee"); or

        (b) in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and fixing the coupon in such currency (which costs may include a US Cancellation Fee), provided, however, that any gain realized upon either unwinding interest rate hedging arrangements or currency swaps shall be offset against any unwinding costs incurred in either instance. Such positions include currency and interest rate swaps, futures, forwards, government bond hedges and currency exchange contracts, all of which are subject to

                                      6.

substantial price volatility. Such costs may also include losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practices.

In no case shall the Cancellation Fee be less than zero.

     3. Conditions Of Closing. On or before the date on which this Agreement is executed and delivered by Prudential, (i) the Company shall pay to Prudential the $70,000 Structuring Fee referenced in Section 2B8(i). The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following additional conditions:

     3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day (except in the case of the items referenced in clauses (ii), (viii), (ix) and (x), which shall be dated the date of their execution and delivery):

          (i)    The Note(s) to be purchased by such Purchaser.

          (ii) The Company, the Guarantors, Bank of America, N.A., as administrative agent and issuing bank under the Bank Credit Agreement, the banks party to the Bank Credit Agreement, Bank of America, N.A., as creditor agent, The Prudential Insurance Company of America, Pruco Life Insurance Company, U.S. Private Placement Fund, and The Northwestern Mutual Life Insurance Company shall have executed and delivered an amendment to the Subsidiary Guaranty, in form and substance satisfactory to the Purchasers, pursuant to which the holders of the Notes issued hereunder receive the benefits of the Subsidiary Guaranty.

          (iii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement (including provision of the Parent Guaranty) and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes. Certified copies of the resolutions of the Board of Directors of each Major Subsidiary authorizing the execution and delivery of the Subsidiary Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty and, if applicable, certified copies of the resolutions of the Board of Directors of the Issuer Subsidiary authorizing execution and delivery of the Notes and of a Confirmation of Acceptance with respect to this Agreement and the Notes.

          (iv) A certificate of the secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder or thereunder. A certificate of the secretary and one other officer of each Major Subsidiary certifying the names and true signatures of the officers of that Major Subsidiary authorized to sign the Subsidiary Guaranty and the other documents to be delivered thereunder. If applicable, a certificate of the secretary and one other officer of the Issuer Subsidiary certifying the names and true signatures

                                      7.

of the officers of such Issuer Subsidiary authorized to sign the Notes and the applicable Confirmation of Acceptance.

          (v) Certified copies of the Company's, each Major Subsidiary's and, if applicable, the Issuer Subsidiary's Certificate of Incorporation and Bylaws (or, if not a corporation, similar governing documents) or, alternatively, certification that no amendments or other modifications have been made thereto since the date most recently certified to Prudential or other Purchasers.

          (vi) A favorable opinion of R. Keeffe Griffith, general counsel for the Company, (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto, and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such opinion will and is hereby authorized to rely on such opinion.

          (vii) A good standing certificate for the Company from the Secretaries of State of the States of Delaware and California dated as of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (viii) If applicable, an executed original of a Joinder in the form of Exhibit B-2 to the Subsidiary Guaranty for the Issuer Subsidiary issuing Notes and a good standing certificate for the Issuer Subsidiary from its state of organization and such other evidence of the status of the Issuer Subsidiary as such Purchaser may reasonably request.

          (ix) Originals or copies of amendments to the Company's existing note purchase agreements and private shelf agreement providing that the Notes will not constitute "Priority Debt" thereunder or, alternatively, satisfactory evidence that the Notes will be permitted as "Priority Debt" thereunder.

          (x) If any Purchaser is not a "Guarantied Party" under the Subsidiary Guaranty, a Joinder of such Purchaser in the form of Exhibit A to the Subsidiary Guaranty.

          (xi) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B.  Opinion Of Purchaser's Special Counsel.   Such Purchaser shall
have received from James F. Evert, Assistant General Counsel of Prudential, or such other counsel who is acting as counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.  Representations And Warranties; No Default.      The representations
and warranties of the Company contained in Section 5 of this Agreement shall be true on and as of

                                      8.

such Closing Day; the representations and warranties of each of the Guarantors contained in the Subsidiary Guaranty shall be true on and as of such Closing Day; the Company and each of the Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it and by them prior to or at such Closing Day and after giving effect to the issue and sale of the Notes on such Closing Day; there shall exist on such Closing Day no Event of Default or Default; the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to all such effects; and each Major Subsidiary shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to all such effects (insofar as they apply to that Major Subsidiary).

     3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. Payment Of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including the Structuring Fee due pursuant to Section 2B8(i), any Issuance Fee due pursuant to
Section 2B(8)(ii) and any Delayed Delivery Fee due pursuant to Section
2B(8)(iii).

     4.   [Intentionally Omitted.]

     5. Representations And Warranties Of The Company. The Company represents and warrants that:

          5.1. Organization; Power And Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes, and the Subsidiary Guaranty (as applicable), and to perform the provisions hereof and thereof.

          5.2. Authorization, Etc. This Agreement, the Notes, and the Subsidiary Guaranty have been duly authorized by all necessary corporate or other action on the part of the Company and each Subsidiary party thereto, and this Agreement constitutes, and upon execution and delivery thereof each Note and the Subsidiary Guaranty will constitute, a legal, valid and binding obligation, enforceable against the Company and each Subsidiary party thereto in

                                      9.

accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3.  Disclosure.   Neither this Agreement nor any other document,
certificate or statement furnished to any Purchaser by or on behalf of the Company or any Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. Since the date of the most recent audited balance sheet delivered pursuant to Section 7.1(b), or if no such balance sheet has been delivered, the most recent audited balance sheet referred to in Section 5.5, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

          5.4.  Ownership Of Shares Of Subsidiaries.

                (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries and U.S. Trust Company of California N.A., as trustee, and
(iii) of the Company's directors and senior officers. Schedule 5.4 identifies which of the Subsidiaries of the Company are Restricted Subsidiaries.

                (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries.

                (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or

                                      10.

hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                 (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Subsidiary Guaranty, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

          5.5. Financial Statements. The Company has furnished each Purchaser of any Accepted Notes with the following financial statements: (i) a consolidated balance sheet of the Company and its Subsidiaries and a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries and consolidating statements of income, cash flows and shareholders' equity of the Company and its Restricted Subsidiaries for each such year (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released), all such consolidated statements certified by independent certified public accountants of recognized national standing (provided that the consolidated financial statements of the Company and its Restricted Subsidiaries for any particular year need not be so certified if Unrestricted Subsidiaries, then as a whole, do not constitute either (A) five percent (5%) or more of the total assets of the Company and its Subsidiaries shown on the consolidated balance sheet of the Company and its Subsidiaries for that year or (B) five percent (5%) or more of the total net income of the Company and its Subsidiaries shown on the corresponding consolidated financial statements of the Company and its Subsidiaries for that year); and (ii) unaudited consolidated balance sheets of the Company and each of its Restricted Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of the most recent fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and unaudited consolidated statements of income, cash flows and shareholders' equity of the Company and its Restricted Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from year-end adjustments), have been prepared in accordance with GAAP consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries (and where applicable, the Company and its Restricted Subsidiaries) required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries (and where applicable, the Company and its Restricted Subsidiaries) as at the dates thereof, and the statements of income and cash flows fairly present the results of their operations for the periods indicated. No event has occurred since the end of

                                      11.

the most recent fiscal year for which such audited financial statements have been furnished which has had or could reasonably be expected to have a Material Adverse Effect.

          5.6. Compliance With Laws, Other Instruments, Etc. The execution, delivery and performance of this Agreement, the Notes, and the Subsidiary Guaranty by the Company and each Subsidiary party thereto will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is bound or by which the Company or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Restricted Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Restricted Subsidiaries.

          5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement, the Notes or the Subsidiary Guaranty by the Company or any Subsidiary party thereto.

          5.8.   Litigation; Observance Of Agreements, Statutes And Orders.

                 (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Restricted Subsidiaries or any property of the Company or any of its Restricted Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (b) Neither the Company nor any of its Restricted Subsidiaries are in default under any term of any agreement or instrument to which they are a party or by which they are bound, or any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority or are in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Company or its Subsidiaries, as the case may be, has established

                                      12.

adequate reserves in accordance with GAAP. The Company has no knowledge of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

          5.10. Title To Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet delivered pursuant to Section 7.1(b), or if no such balance sheet has been delivered, the most recent audited balance sheet referred to in Section 5.5, or purported to have been acquired by the Company or any of its Restricted Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          5.11.  Licenses, Permits, Etc.

                 (a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material without known conflict with the rights of others;

                 (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; an d

                 (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

          5.12.  Compliance With ERISA.

                 (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any Material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA). No event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA, or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

                                      13.

                 (b) The aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans), determined for each Plan as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, does not exceed $15,000,000.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                 (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries, to the extent not reflected in the consolidated financial statements of the Company, is not Material.

                 (e) The execution and delivery of this Agreement and the Subsidiary Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

          5.13. Private Offering. None of the Company, an Issuer Subsidiary (if applicable) or anyone acting on its or their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. None of the Company, an Issuer Subsidiary (if applicable) or anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration or prospectus filing provisions of any other securities or blue sky law of any applicable jurisdiction within the United States.

          5.14. Use Of Proceeds; Margin Regulations. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory

                                      14.

to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. None of the Company, any Issuer Subsidiary (if applicable) or any agent acting on its or their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          5.15. Existing Indebtedness, Liens and Investments. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Indebtedness except as permitted by Section 10. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither the Company nor any of its Restricted Subsidiaries have agreed or consented to, nor have they agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of their property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Investments except as described in clauses (a) through (i) of the definition of "Restricted Investments."

          5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company or an Issuer Subsidiary (as applicable) hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          5.17. Status Under Certain Statutes. Neither the Company nor any of its Restricted Subsidiaries are subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          5.18. Environmental Matters. Neither the Company nor any of its Subsidiaries have knowledge of any claim or have received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     Except as otherwise disclosed to the Purchasers in writing,

                 (a) neither the Company nor any of its Subsidiaries have knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real

                                      15.

properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                 (b) neither the Company nor any of its Subsidiaries have knowledge of any facts concerning storage of any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and have not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     6.   Representations Of The Purchasers.

          6.1. Purchase For Investment. Each Purchaser represents for itself only that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

          6.2 Source Of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                 (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and as of the date of its purchase of any Notes there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of general account reserves and liabilities of all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with the state of domicile of such Purchaser; or

                 (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as it has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns

                                      16.

more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                 (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c) (1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                 (d) the Source is a governmental plan; or

                 (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                 (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     Upon the request of any Purchaser or other holder of Notes, the Company (and, if applicable, an Issuer Subsidiary) shall deliver a certificate on each Closing Day, with respect to each Purchaser and, if legally and factually able to do so, on or prior to the date of any transfer of the Notes, with respect to any subsequent holder of the Notes, which certificate shall either state that
(i) the Company (or, if applicable, such Issuer Subsidiary) is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither the Company (or, if applicable, such Issuer Subsidiary) nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year, has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     7. Information As To The Company. The Company covenants that during the Issuance Period and so long thereafter as any Notes are outstanding:

                                      17.

          7.1. Financial And Business Information. The Company shall deliver, or cause to be delivered, to each holder of Notes that is an Institutional
Investor:

                (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

               (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Subsidiaries and a consolidated balance sheet of the Company and its Restricted Subsidiaries, each as at the end of such year, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, each for such year, setting forth, in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by

                         (A) an opinion thereon of independent certified public
accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided, however, that the consolidated financial statements of the Company and its Restricted Subsidiaries need not be accompanied by the opinion described in this clause (A) if Unrestricted

                                      18.

Subsidiaries, then as a whole, do not constitute either (i) five percent (5%) or more of the total assets of the Company and its Subsidiaries shown on the consolidated balance sheet of the Company and its Subsidiaries described in clause 7.1(b)(i) above or (ii) five percent (5%) or more of the total net income of the Company and its Subsidiaries shown on the consolidated financial statements of the Company and its Subsidiaries described in clause 7.1(b)(ii) above, and

                        (B) a report of such accountants stating that they have reviewed the financial covenants contained in Section 10 of this Agreement and stating further that, in making their audit, they have not become aware of any condition or event that then constitutes a Default or an Event of Default with respect to such covenants, and, if they become aware that any such condition or event then exists, the nature and period of the existence thereof will be included in their report (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

                 (c) SEC And Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

                 (d) Notice Of Default Or Event Of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                 (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                     (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations; or

                     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the

                                      19.

Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (f) Notices From Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

               (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

               (b) Event Of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

                                      20.

          7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

     8.   Prepayment Of The Notes.

          8.1. Prepayments Of Notes. The Notes of each Series shall be subject to prepayment only with respect to the optional prepayments permitted by Section
8.2 and as may be required (if at all) by the Notes of such Series.

          8.2. Optional Prepayments With Make-Whole Amount. The Company (or an Issuer Subsidiary, if applicable) may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series (to the exclusion of all other Series) at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Any partial prepayment shall be in an amount not less than the equivalent of $1,000,000 or, if less, the aggregate principal amount of the Notes of such Series then outstanding. The Company (or Issuer Subsidiary, if applicable) will give each holder of Notes of such Series written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date (which must be a Business
Day) fixed for such prepayment. Each such notice shall specify such date, the Series of Notes to be prepaid, the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          8.3. Allocation Of Partial Prepayments. In the case of each partial prepayment of the Notes of each Series, the principal amount prepaid shall be allocated among the Notes of such Series at the time outstanding (including for purposes of any originally scheduled mandatory prepayments with respect to the Notes of any Series, all Notes of such

                                      21.

Series acquired by the Company or any Subsidiary or Affiliate) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid, and the principal amount of each required prepayment with respect to each Note which is due after the date of such partial prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of such Note is reduced as a result of such prepayment.

          8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to Section 8.2, that portion of the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company upon written request and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          8.5. Purchase Of Notes. The Company will not and will not permit any Subsidiary or any other Affiliate which it and/or any Subsidiary controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by the Company or any Subsidiary or any such other Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

          8.6. Make-Whole Amount. The term "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Implied Australian Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York

                                      22.

time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#AUBMK" on the Reuters Screen (or such other display as may replace "Page 0#AUBMK" on the Reuters Screen) for the benchmark Australian Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Australian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark Australian Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark Australian Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied British Pound Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#GBBMK" on the Reuters Screen (or such other display as may replace "Page 0#GBBMK" on the Reuters Screen) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged securities with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged securities with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Canadian Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#CABMK" on the Reuters Screen (or such other display as may replace "Page 0#CABMK" on the Reuters Screen) for actively traded securities of the Government of Canada having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Canadian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded securities of the Government of Canada with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded securities of the Government of Canada with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Danish Krones Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time)

                                      23.

on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#DKBMK" on the Reuters Screen (or such other display as may replace "Page 0#DKBMK" on the Reuters Screen) for the benchmark Danish Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
(ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Danish Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark Danish Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark Danish Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge\Telerate Service (or such other display as may replace page 678 on the Bridge\Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Euro Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#DEBMK" on the Reuters Screen (or such other display as may replace "Page 0#DEBMK" on the Reuters Screen) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

                                      24.

     "Implied Hong Kong Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#HKBMK" on the Reuters Screen (or such other display as may replace "Page 0#HKBMK" on the Reuters Screen) for the benchmark Hong Kong Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Hong Kong Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark Hong Kong Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark Hong Kong Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Swiss Franc Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#CHBMK" on the Reuters Screen (or such other display as may replace "Page 0#CHBMK" on the Reuters Screen) for the benchmark Swiss Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Swiss Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark Swiss Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark Swiss Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

     "Implied Yen Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#JPBMK" on the Reuters Screen (or such other display as may replace "Page 0#JPBMK" on the Reuters Screen) for the benchmark Japanese Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Japanese Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark Japanese Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark Japanese Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

                                      25.

     "Recognized Australian Government Bond Market Makers" shall mean two internationally recognized dealers of Australian Government treasury securities reasonably selected by Prudential.

     "Recognized British Government Bond Market Makers" shall mean two internally recognized dealers of British Government treasury securities reasonably selected by Prudential.

     "Recognized Canadian Government Bond Market Makers" shall mean two internationally recognized dealers of Canadian Government treasury securities reasonably selected by Prudential.

     "Recognized Danish Government Bond Market Makers" shall mean two internationally recognized dealers of Danish Government treasury securities reasonably selected by Prudential.

     "Recognized German Bund Market Makers" shall mean two internationally recognized dealers of German Government treasury securities reasonably selected by Prudential.

     "Recognized Hong Kong Government Bond Market Makers" shall mean two internationally recognized dealers of Hong Kong Government treasury securities reasonably selected by Prudential.

     "Recognized Japanese Government Bond Market Makers" shall mean two internationally recognized dealers of Japanese Government treasury securities reasonably selected by Prudential.

     "Recognized Swiss Government Bond Market Makers" shall mean two internationally recognized dealers of Swiss Government treasury securities reasonably selected by Prudential.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of
(i) any Note denominated in Dollars, 50 basis points plus the Implied Dollar Yield, (ii) in the case of any Note denominated in Swiss Francs, the Implied Swiss Franc Yield, (iii) in the case of any Note denominated in Euros, the Implied Euro Yield, (iv) in the case of any Note denominated in Australian Dollars, the Implied Australian Dollar Yield, (v) in the case of any Note denominated in British Pounds, the Implied British Pound Yield, (vi) in the case of any Note denominated in Canadian Dollars, the Implied Canadian Dollar Yield,
(vii) in the case of any Note denominated in Danish Krones, the Implied Danish Krones Yield, (viii) in the case of any Note denominated in Hong Kong Dollars, the Implied Hong Kong Dollar Yield and (ix) in the case of any Note denominated in Yen, the Implied Yen Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining

                                      26.

Scheduled Payment of such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment .

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     9. Affirmative Covenants. The Company covenants that during the Issuance Period and for so long as any of the Notes are outstanding:

          9.1. Compliance With Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.2.  Insurance.   The Company will and will cause each of its
Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          9.3. Maintenance Of Properties. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that

                                      27.

such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.4.  Payment Of Taxes And Claims.   The Company will and will cause
each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and the corporate (or other) existence of each Issuer Subsidiary. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate (or other) existence of each of its Restricted Subsidiaries and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          9.6. Additional Major Subsidiaries. Upon the creation or acquisition of any Major Subsidiary after the date of this Agreement, the Company shall immediately cause such Major Subsidiary to execute and deliver a joinder agreement in the form of Exhibit B-1 to the Subsidiary Guaranty and deliver to each Purchaser copies of the items delivered pursuant to Section 5.03 of the Bank Credit Agreement. If any existing Subsidiary that is not a Major Subsidiary at the date of this Agreement thereafter becomes a Major Subsidiary, such Subsidiary shall be a Major Subsidiary and the Company shall promptly give each Purchaser written notice of such additional Major Subsidiary and comply with the foregoing sentence.

          9.7 Additional Obligor Subsidiaries. If any Restricted Subsidiary (whether existing or hereafter created or acquired) becomes an obligor under the Bank Credit Agreement after April 13, 2000, the Company shall promptly give each Note holder written notice thereof and shall immediately cause such Restricted Subsidiary to execute and deliver a joinder agreement in the form of Exhibit B-2 to the Subsidiary Guaranty.

     10. Negative Covenants. The Company covenants that during the Issuance Period and for so long as any of the Notes are outstanding:

          10.1. Transactions With Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of

                                      28.

related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except (i) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, (ii) for stock related transactions with officers and directors of the Company and its Restricted Subsidiaries, and (iii) for stock related transactions with Plans upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          10.2. Merger, Consolidation, Etc. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary may consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to (x) the Company, (y) a Wholly-Owned Restricted Subsidiary, or (z) another Person so long as, (i) in the case of clause (z), the transaction involves a merger and the Restricted Subsidiary is the surviving entity and (ii) if the Restricted Subsidiary is an Issuer Subsidiary, the transaction involves a merger and the Issuer Subsidiary is the surviving entity) unless:

                 (a) in the case of any transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Subsidiary Guaranty (where applicable), and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                 (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

          10.3. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening

                                      29.

of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business, including without limitation (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, which Liens collectively do not materially interfere with the conduct of the Company's or any of its Restricted Subsidiaries' business or the use of their properties;

          (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and any attachment or judgment Lien as to which the Company or a Restricted Subsidiary has established adequate reserves in accordance with GAAP on the books of the Company or such Restricted Subsidiary;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (f) Liens on property or assets of the Company securing Debt of the Company owing to a Wholly-Owned Restricted Subsidiary or Liens on property or assets of a Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or to a Wholly-Owned Restricted Subsidiary;

          (g) Liens existing on June 9, 1998 and set forth on Schedule 10;

                                      30.

               (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of this Agreement, provided that:

                    (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                    (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                    (iii) any such Lien shall be created contemporaneously with, or within 180 days after the acquisition or construction of such property (or improvement thereon);

               (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

               (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

               (k) other Liens securing Debt not otherwise permitted by paragraphs (a) through (j) of this Section 10.3, provided that the total amount of Priority Debt at no time exceeds 20% of Consolidated Net Worth.

                                      31.

          10.4. Interest Charges Coverage Ratio. The Company will not permit the Interest Charges Coverage Ratio on the last day of each fiscal quarter of the Company to be less than 2.5 to 1.

          10.5. Fixed Charges Coverage Ratio. The Company will not permit the Fixed Charges Coverage Ratio on the last day of each fiscal year of the Company to be less than 1.4 to 1.

          10.6. Maintenance Of Consolidated Debt. The Company will not at any time permit Consolidated Debt to exceed the Applicable Percentage of Total Capitalization at such time.

          10.7. Restricted Subsidiary Debt. Without limiting the restrictions contained in Section 10.11, the Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

                (a) Debt owed to the Company or a Wholly-Owned Restricted Subsidiary;

                (b) Debt of a Restricted Subsidiary outstanding at the time such Subsidiary becomes a Restricted Subsidiary, provided that (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Restricted Subsidiary and (ii) immediately after such Subsidiary becomes a Restricted Subsidiary no Default or Event of Default shall exist, and provided further that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

                (c) Debt of a Restricted Subsidiary in addition to that otherwise permitted by subparagraph (a) or (b) of this Section 10.7, provided that the total amount of Priority Debt at no time exceeds 20% of Consolidated Net Worth.

          10.8. Consolidated Net Worth. The Company will not, at any time, permit $170,000,000 plus (b) an aggregate amount Consolidated Net Worth to be less than equal to 25% of its Consolidated Net the sum of (a) Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2001.

          10.9. Sale Of Assets. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary; and

                                      32.

                 (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                 (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.9 as of any date, shall be deemed not to be an Asset Disposition.

     Notwithstanding the above, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction.

          10.10. Line Of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

          10.11 Debt of Obligor Subsidiaries. Without limiting the restrictions contained in Section 10.7, the Company will not at any time permit any Obligor Subsidiary that (A) is a Restricted Subsidiary and (B) is not a Guarantor to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

                 (a) Debt outstanding under this Agreement or the Bank Credit Agreement; and

                 (b) Debt in addition to Debt outstanding and described in clause (a), above, provided that the total amount of Debt of each such Obligor Subsidiary (including Debt outstanding and described in clause (a), above) on the last day of each fiscal quarter of the Company does not exceed 350% of "Consolidated Income Available for Interest Charges" of such Obligor Subsidiary for the period of four consecutive fiscal quarters ending on such date. For purposes of this paragraph, "Consolidated Income Available for Interest Charges" of an Obligor Subsidiary shall be determined by applying the definition of Consolidated Income Available for Interest Charges (and all definitions contained within such definition) solely to such Obligor Subsidiary and its consolidated subsidiaries which are Restricted Subsidiaries.

     11. Events Of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                                      33.

          (a) the Company or any Issuer Subsidiary defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company or any Issuer Subsidiary defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

          (d) the Company or any Issuer Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Restricted Subsidiary or by any officer of the Company or any Restricted Subsidiary in this Agreement or the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any outstanding Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any outstanding Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition any Indebtedness has become, or has been declared (or one or more Persons are entitled to declare any Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness, provided that the aggregate amount of all Indebtedness to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds an amount equivalent to $15,000,000; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization

                                      34.

or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of an amount equivalent to $15,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if the Subsidiary Guaranty (or, while any Notes issued by an Issuer Subsidiary are outstanding, the Parent Guaranty) shall at any time for any reason be purportedly revoked by any Guarantor (or the Company, as applicable) or be declared by any Guarantor (or the Company, as applicable) to be null and void, or the validity or enforceability thereof shall be contested by any Guarantor (or the Company, as applicable), or a proceeding shall be commenced by any Guarantor (or the Company, as applicable) seeking to establish the invalidity or unenforceability thereof, or any Guarantor (or the Company, as applicable) shall deny that it has any liability or obligation purported to be created thereunder; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with the actuarial assumptions used by the Company for financial reporting purposes, shall exceed $15,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the

                                      35.

Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     12.  Remedies on Default, Etc.

          12.1.  Acceleration.

                 (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                 (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-2/3% in principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable, and the Company shall immediately thereafter provide to all holders of all Notes the names of and amounts held by those holders making such declaration.

                 (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, in addition to any action which may be taken pursuant to Section 12.1(b), any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable, and the Company shall immediately thereafter provide to all holders of all Notes the names of and amounts held by those holders making such declaration.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                                      36.

          12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          12.3. Rescission. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company or the Issuer Subsidiary (if applicable) has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          12.4. No Waivers Or Election Of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          12.5. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to Section 12.1 or any such declaration shall be rescinded and annulled pursuant to Section 12.3, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     13.  Registration; Exchange; Substitution Of Notes.

          13.1. Registration Of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due

                                      37.

presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          13.2. Transfer And Exchange Of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company (or, if applicable, the Issuer Subsidiary) shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than the equivalent of $2,500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note may be in a denomination of less than the equivalent of $2,500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Article 6; provided, however, that the Company (or, if applicable, the Issuer Subsidiary) shall not be required to effect any such transfer if the Company is legally unable to deliver the certificate described in the penultimate paragraph of Section 6.2. Each Purchaser and transferee of a Note which is not already a party to the Subsidiary Guaranty shall execute and deliver a joinder agreement in the form attached as Exhibit A to the Subsidiary Guaranty.

          13.3. Replacement Of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                 (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                 (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company (or Issuer Subsidiary, if applicable) at the Company's expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest

                                      38.

shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     14.  Payments On Notes.

          14.1. Place Of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Bank of America, N.A. in such jurisdiction. The holder of a Note may at any time, by notice to the Company, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

          14.2. Home Office Payment. So long as a Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company (or Issuer Subsidiary, if applicable) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose on the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Note, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company (or Issuer Subsidiary, if applicable) will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

          14.3.  Currency of Payments; Payments Free and Clear of Taxes

                 (a) All payments under each Series of Notes shall be made in the currency in which such Series of Notes is denominated.

                 (b) All expenses required to be reimbursed pursuant to this Agreement or the Notes shall be reimbursed in the currency in which such expenses were originally incurred.

                 (c) Any payment on account of an amount that is payable hereunder or under the Notes in a specified currency (the "Specified Currency") which, notwithstanding the requirements of clauses (a) and (b), above, is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the "Other Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation

                                      39.

of the Company (or an Issuer Subsidiary, as applicable), shall constitute a discharge of the Company's (or an Issuer Subsidiary's, as applicable) obligation under this Agreement and such Notes only to the extent of the amount of the Specified Currency which such holder could purchase in New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing at 10:00 A.M. on the first Business Day following receipt of the payment first referred to above. If the amount of the Specified Currency that could be so purchased is less than the amount of Specified Currency originally due to such holder, the Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

          (d) The Company (or an Issuer Subsidiary, as applicable) will pay all amounts of principal of, Make Whole Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except (i) taxes imposed on the net income or net profits (including franchise or similar taxes imposed in lieu thereof) by the United States, any government authority under the laws of which the holder of a
Note is organized or has its principal office or maintains its applicable lending office, or by any jurisdiction as a result of a present or former connection between the holder of a Note and such jurisdiction, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the holder of a Note is located, and (iii) any taxes imposed solely as a result of the holder of a Note's gross negligence or willful misconduct, including gross negligence or willful misconduct resulting in the failure or unreasonable delay by a holder of a Note to properly complete, provide or file and update or renew any application, forms, certificates, documents or other evidence required from time to time, in order to qualify for any applicable exemption from or reduction of taxes) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in the Notes or this Agreement. Whenever any Taxes are payable by the Company (or an Issuer Subsidiary, as applicable) as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company (or an Issuer Subsidiary, as applicable) showing payment thereof. If the Company (or an Issuer Subsidiary, as applicable) fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any Taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The

                                      40.

obligations of the Company and any Issuer Subsidiary under this Section 14.3 shall survive the payment and performance of the Notes and the termination of this Agreement. If the Company (or an Issuer Subsidiary, as applicable) determines in good faith that a reasonable basis exists for contesting any Taxes that it is required to pay as a result of this Section 14.3(d), the relevant holder shall cooperate with the Company (or an Issuer Subsidiary, as applicable) (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant holder have been made to preserve the confidential nature of such information) in challenging such Taxes at the Company's expense if requested by the Company. If a holder of a Note shall have actual knowledge (without any obligation to monitor) that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of any Taxes paid by the Company (or an Issuer Subsidiary, as applicable), it shall promptly notify the Company of the availability of such refund (unless made aware of same by the Company) and shall, within 90 days after the receipt of a request from the Company, apply for such refund at the Company's sole expense. If any holder of a Note receives a refund (whether by way of a direct payment or by offset) of any Taxes for which a payment has been made pursuant to this
Section 14.3(d) which, in the reasonable good faith judgment of such holder, is allocable to such payment under this Section 14.3(d), the amount of such refund (together with any interest received thereon) shall be paid to the Company (or an Issuer Subsidiary, as applicable) to the extent payment has been made in full as and when required pursuant to this Section 14.3(d). Each holder of the Notes that is not organized under the laws of the United States or a political subdivision thereof agrees to provide the Company with properly completed forms, certificates and other information in order to confirm or establish that such holder (and, in the case of a holder that does not or ceases to act for its own account with respect to any portion of any payments on the Notes, the beneficial owner or owners of such payment or portion thereof) is not subject to United States withholding tax and otherwise to minimize the amount of any Taxes that the Company shall otherwise be required to pay pursuant to this Section 14.3(d).

     15.  Expenses, Etc.

          15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by Prudential, the Purchasers or any holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty, or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty, or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty, or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Notwithstanding the foregoing, the Company shall not be obligated to reimburse Prudential for costs and expenses (including those of special counsel) incurred through the date of this Agreement. The Company

                                      41.

will pay, and will save Prudential, each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than any broker or finder engaged by Prudential or any Purchaser).

          15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty, or the Notes, and the termination of this Agreement.

     16. Survival Of Representations And Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding among Prudential, the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     17.  Amendment And Waiver.

          17.1. Requirements. This Agreement and the Notes may be amended, and the Company (or any Issuer Subsidiary, as applicable) may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company (or such Issuer Subsidiary, as applicable) shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of
Section 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of

                                      42.

Sections 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.

          17.2. Solicitation Of Holders Of Notes. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company (and any Issuer Subsidiary, if applicable) without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company (and any Issuer Subsidiary, if applicable) and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          17.4. Notes Held By Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof, or have directed the taking of any action provided herein or in the Notes or any Series thereof to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates (other than U.S. Trust Company of California N.A. (other than in its capacity as trustee of a Plan)) shall be deemed not to be outstanding.

     18.  Notices.  All notices and communications provided for hereunder
(other than communications provided for in Section 2) shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                                      43.

          (i) if to a Purchaser or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule attached as Schedule A to the applicable Confirmation of Acceptance, or at such other address as such Person shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company or any Issuer Subsidiary, to the Company at its address set forth at the beginning of this Agreement to the attention of the Chief Financial Officer or at such other address as the Company shall have specified to the holder of each Note in writing.

     Notices under this Section 18 will be deemed to have been given and received when delivered at the address so specified. Any communication pursuant to Section 2 shall be made by the method specified for such communication in
Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication on the Information Schedule or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

     19. Reproduction Of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company (and each Issuer Subsidiary) agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such person in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, any Issuer Subsidiary or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     20.  [Intentionally Omitted.]

     21.  [Intentionally Omitted.]

                                      44.

     22. Confidential Information. For purposes of this Section 22, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements or other information delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that each Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell a Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 22.

     23.  Miscellaneous.

          23.1. Successors And Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of

                                      45.

their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          23.2.  Payments Due On Non-Business Days.  Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies of this Agreement, each signed by less than all, but together signed by all, of the parties hereto.

          23.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          23.7. Severability Of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of their respective obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                      46.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between us. This Agreement shall also inure to the benefit of each Purchaser and Issuer Subsidiary which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser and Issuer Subsidiary shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                    Very truly yours,

                                    AECOM Technology Corporation

                                    By:______________________________


                                    Name:____________________________


                                    Title:___________________________

The foregoing is hereby
agreed to as of the date
thereof.

The Prudential Insurance Company of America

By: /s/ Joseph Y. Alout
   -------------------------------

Name: Joseph Y. Alout
     -----------------------------

Title:  Vice President
      ----------------------------

                                      47.

                              PURCHASER SCHEDULE

                         AECOM TECHNOLOGY CORPORATION

                                                                    Aggregate
                                                                    Principal
                                                                    Amount of
                                                                    Notes to be   Note Denom-
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                         Purchased     ination(s)
                                                                    ---------     ----------
1.  All payments on account of Notes held by such purchaser shall   $21,000,000   $21,000,000
    be made by wire transfer of immediately available funds for credit to:

    Prudential Managed Account
    Account No. 890-0304-391
    Bank of New York
    New York, New York
    (ABA No.: 021-000-018)

    Each such wire transfer shall set forth the name of the Company, a reference to 6.47% Series A Notes due
    October 7, 2006, a reference to "INV ____ and
    PPN _____*\__," and the due date and application
    (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

2.  Address for all communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group - Corporate Finance
    Four Embarcadero Center, Suite 2700
    San Francisco, California 94111-4180

    Attention: Managing Director
    Telephone: (415) 291-5058
    Telecopy: (415) 421-6233

                              PURCHASER SCHEDULE
                                  (continued)


    with a copy to:

    The Prudential Insurance Company of America
    c/o Trade Management
    Four Gateway Center
    100 Mulberry Street
    Newark, New Jersey 07102-4077

    Attention: Manager
    Telephone: (973) 367-3141
    Telecopy: (973) 802-9245

3.  Recipient of telephonic prepayment notices with respect to Notes:

    Manager, Investment Structuring and Pricing
    Telephone: (973) 802-7398
    Telecopy: (973) 802-9425

4.  Tax Identification No.:  22-1211670

                                                                       EXHIBIT A

                                [FORM OF NOTE]

                        [AECOM TECHNOLOGY CORPORATION]

                          [NAME OF ISSUER SUBSIDIARY]

                            SENIOR SERIES ____ NOTE


THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OF 1933, AS AMENDED, AND CERTAIN STATE SECURITIES LAWS, AND HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUCH STATES' SECURITIES COMMISSIONS. THIS
NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

No.______
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

     For Value Received, the undersigned, [AECOM Technology Corporation (herein called the "Company")] [name of Issuer Subsidiary (herein called the "Issuer")], a corporation organized and existing under the laws of [the State of Delaware], [_____] hereby promises to pay to _______, or registered assigns, the principal sum of ____________ [specify principal amount and currency] [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a [360-day year of twelve 30-day months)]/1/ [365-day year and actual days elapsed)]/2/

_________________________
/1/ This option to be used for Notes denominated in Dollars, Yen, Euros, Danish Krones and Swiss Francs
/2/ This option to be used for Notes denominated in Australian Dollars, British Pounds, Canadian Dollars and Hong Kong Dollars

(a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

     Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of the Bank of America, N.A. in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes")
issued pursuant to a Private Shelf Agreement, dated as of     , 2001 (as from
time to time amended, herein called the "Agreement"), between the Company and each Issuer Subsidiary which becomes party thereto, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

     Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 22 of the Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Agreement.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the [Company] [Issuer] may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the [Company] ]Issuer] shall not be affected by any notice to the contrary.

     This Note is guaranteed by certain of the Company's Subsidiaries (and, if issued by an Issuer Subsidiary, also by the Company) pursuant to the Subsidiary Guaranty.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price

(including any applicable Make-Whole Amount), and with the effect provided in the Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                             [AECOM Technology Corporation]
                                             [Name of Issuer Subsidiary]


                                             By: ______________________________

                                             Title:____________________________

                                                                       EXHIBIT B


                         [FORM OF REQUEST FOR PURCHASE]

                          AECOM Technology Corporation


     Reference is made to the Private Shelf Agreement (the "Agreement") dated as of July 6, 2001 between AECOM Technology Corporation (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Section 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

     1.   Aggregate principal amount of
          the Notes and Available Currency                 /1/
          covered hereby (the "Notes")  ...........-----------(amount)
                                                  ----------- (currency)

     2.   Individual specifications of the Notes:

                                                Principal
                                             Prepayment Dates   Interest Payment
Principal Amount    Final Maturity Date        and Amounts        Period/2/
----------------    -------------------        -----------        ---------

     3.   Use of proceeds of the Notes:

     4.   Proposed day for the closing of the purchase and sale of the Notes:

     5.   The purchase price of the Notes is to be transferred to:

                    Name, Address and ABA
                    Routing Number of Bank      Number of Account
                    ----------------------      -----------------

___________________________
/1/ Minimum principal amount of equivalent of U.S. $5,000,000.
/2/ Specify quarterly or semi-annually.

     6. The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) no Default or Event of Default exists as of the date of this Request for Purchase,
                                                 /3/
     7.  The issuer of the Notes shall be ---------.


Dated:                                           AECOM Technology Corporation


                                                 By:____________________________

                                                 Its:___________________________


______________________
/3/ Specify the Company or, if an Issuer Subsidiary, the name thereof. Note that any Issuer Subsidiary must be a Restricted Subsidiary as defined in the Agreement.

                                                                       EXHIBIT C


                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                          AECOM Technology Corporation


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of July 6, 2001 between AECOM Technology Corporation (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in
Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes. Any Issuer Subsidiary named below as issuer of the Notes agrees to be bound by the provisions of the Agreement applicable to it.

     Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.   Accepted Notes:  Aggregate principal
     amount _______________________________

     A.   (a)  Name of Purchaser:
          (b)  Principal amount:
          (c)  Designated Currency:
          (d)  Final Maturity date:
          (e)  Principal prepayment dates and amounts
          (f)  Interest rate:
          (g)  Interest payment period:
          (h)  Payment and notice instructions:
          (i)  Name of issuer:

     B.   (a)  Name of Purchaser:
          (b)  Principal amount:
          (c)  Designated Currency:
          (d)  Final Maturity date:
          (e)  Principal prepayment dates and amounts
          (f)  Interest rate:

          (g)  Interest payment period:
          (h)  Payment and notice instructions:
          (i)  Name of issuer:

          [(C), (D)....same information as above.]

II.  Closing Day:

Dated:                        AECOM Technology Corporation


                              By: ________________________________

                              Its: _______________________________


                              [Name of Issuer Subsidiary, if
                              applicable]


                              By: ________________________________

                              Its: _______________________________


                              [The Prudential Insurance Company
                              of America]


                              By: ________________________________
                                         Vice President

                              [Prudential Affiliate]

                              By: ________________________________
                                         Vice President

                                                                       EXHIBIT D


                  [Opinion of General Counsel for the Company]


[Date of Closing]

[Each Purchaser]
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, CA  94111

Ladies and Gentlemen:

I serve as General Counsel to AECOM Technology Corporation, a Delaware corporation ("the Company"). As such, I have acted as counsel to the Company [and [name of Issuer Subsidiary, if any] (the "Issuer")] in connection with the transactions contemplated by the Private Shelf Agreement (the "Agreement"), dated as of July 6, 2001 between the Company and each Issuer Subsidiary which becomes party thereto , on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, pursuant to which the [Company] [Issuer] has issued to each of the above named Purchasers (the "Note Holders") on today's date its Senior Series _____ Notes (the "Notes") in the aggregate principal amount of ________ . Except as otherwise stated herein, capitalized terms used herein without definition shall have the same meanings as in the Agreement. This opinion letter is being delivered to the Purchasers in satisfaction of the condition set forth in
Section 3A(vii) of the Agreement and with the understanding that the Purchasers are purchasing the Notes in reliance on the opinions expressed herein.

In my capacity as such counsel, I have examined, among other things, originals or copies of such corporate records of the Company [, the Issuer] and the Subsidiaries and such other records, documents or other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

I have been furnished with, and with your consent have relied upon, certificates of officers of each of the Guarantors with respect to certain factual matters, copies of which have been delivered to you. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary or appropriate in the circumstances. I have assumed the genuineness of all signatures (other than the signatures of officers of the Company [, the Issuer] and any Subsidiary executing the Agreement, the Notes, or the Subsidiary Guaranty) and the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

On the basis of such examinations and my consideration of such questions of law as I have deemed relevant in the circumstances, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, I am of the opinion that:

     1. The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with corporate power to carry on its business as now being conducted, [to issue and sell the Notes] and to enter into and deliver the Agreement, the Notes, and the Subsidiary Guaranty and to perform its obligations thereunder. [The Issuer has been duly organized and is validly existing in good standing under the laws of __________ , with the [corporate] power to carry on its business as now being conducted, to issue and sell the Notes and to enter into and deliver the Agreement and the Notes and to perform its obligations thereunder.]

     2. Each Guarantor has been duly organized and is validly existing in good standing under the laws of its state of incorporation, with corporate power to carry on its business as now being conducted and to enter into and deliver the Subsidiary Guaranty and to perform its obligations thereunder.

     3. The execution, delivery and performance of the Agreement, [the Notes,] and the Subsidiary Guaranty have been duly authorized by all necessary corporate action on the part of the Company and each of the Agreement, [the Notes,] and the Subsidiary Guaranty has been duly executed and delivered by the Company. [The execution, delivery and performance of the Agreement and the Notes by the Issuer have been duly authorized by all necessary [corporate] action on the part of the Issuer and the Agreement and the Notes have been duly executed and delivered by the Issuer.]

     4. The execution, delivery and performance of the Subsidiary Guaranty by each of the Guarantors have been duly authorized by all necessary corporate action on the part of such Guarantor, and the Subsidiary Guaranty has been duly executed and delivered by each of the Guarantors.

     5. [Each of] the Agreement [and the Notes] constitute[s] the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [Each of the Agreement and the Notes constitutes the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.]

     6. The Subsidiary Guaranty constitutes the legally valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. I advise you that California statutory provisions and case law exist to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor, without the consent of the guarantor, materially alters the original obligation of the principal, elects remedies for default that impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes action that materially prejudices the guarantor. There is authority (including California Civil Code Section 2856, which has not yet been the subject of judicial interpretation) to the effect that a guarantor may effectively waive statutory suretyship defenses if express waivers of such defenses are set forth in the guaranty. I express no opinion as to the effectiveness, under California law, of waivers set forth in the Subsidiary Guaranty, although we believe that a California court should hold that the explicit language contained in the Subsidiary Guaranty waiving such defenses is enforceable. However, I express no opinion as to the effect on the Subsidiary Guaranty of any modification to or amendment of the [Company's] [Issuer] obligations that materially increase those obligations or any other action by the holders of the Notes that materially prejudices any of the Guarantors [or the Company in its capacity as a guarantor] if, in any such instance, such modification, amendment or action occurs without notice to and the consent of each of the Guarantors [or the Company in its capacity as a guarantor].

     7.   Assuming the accuracy of the representations set forth in Sections
5.13 and 6.1 of the Agreement, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act of 1933, as amended, to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, or to qualify the offer and sale of the Notes under the California Corporate Securities law. I express no opinion as to the securities law of any other state.

     8. Neither the extension of credit nor the use of proceeds as provided in the Agreement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     9. The Company's [and the Issuer's] execution and delivery of, and performance of its obligations under, the Agreement, [the Notes,] and the Subsidiary Guaranty (as applicable) and the offering, issuance and sale of the Notes, do not and will not (i) violate the Company's [or the Issuer's] Certificate of Incorporation or By-laws, (ii) violate, breach, result in a default under or result in the creation of any Lien upon any of the property or assets of the Company [or the Issuer] under or pursuant to any Material contract, (iii) breach or otherwise violate any existing obligation of or restriction on the Company [or the Issuer] under any order, judgment or decree of any court or governmental authority binding on the Company [or the Issuer], or (iv) violate any California or federal statute, rule or regulation that I have, in the exercise of customary professional diligence, recognized as applicable to the Company [, the Issuer] or the transactions of the type contemplated by the Agreement, the Notes, or the Subsidiary Guaranty. No order, consent, permit or approval of any California or federal governmental authority that I have, in the exercise of customary professional diligence, recognized as applicable to the Company [, the Issuer,] or the transactions of the type contemplated by the Agreement, the Notes, or the Subsidiary Guaranty is required on the part of the Company [or the Issuer] for the execution and delivery of, and performance of its obligations under, the Agreement, the Notes, or the Subsidiary Guaranty (as applicable). I express no opinion as to the effect of the Company's [or the Issuer's] performance of its obligations in the Agreement, the Notes, or the Subsidiary Guaranty [(as applicable)] on the Company's [or Issuer's] compliance with financial covenants in any other Material contract.

     10. The execution and delivery by each Guarantor of, and performance of its obligations under, the Subsidiary Guaranty, do not and will not (i) violate the charter or by-laws of such Guarantor, (ii) violate, breach, result in a default under or result in the creation of any Lien upon any of the property or assets of such Guarantor under or pursuant to any Material contract, (iii) breach or otherwise violate any existing obligation of or restriction on such Guarantor under any order, judgment or decree of any court or governmental authority binding on such Guarantor, or (iv) violate any California or federal statute, rule or regulation that I have, in the exercise of customary professional diligence, recognized as applicable to such Guarantor or the transactions of the type contemplated by the Subsidiary Guaranty. No order, consent, permit or approval of any California or federal governmental authority that I have, in the exercise of customary professional diligence, recognized as applicable to a Guarantor or to the transactions of the type contemplated by the Subsidiary Guaranty is required on the part of such Guarantor for the execution and delivery of, and performance of its obligations under, the Subsidiary Guaranty. I express no opinion as to the effect of the performance by such Guarantor of its obligations in the Subsidiary Guaranty on such Guarantor's compliance with financial covenants in any other Material contract.

     11. To my knowledge, there is no default or existing condition that with the passage of time or notice, or both, would result in a default by the Company [, the Issuer] or any Guarantor under any Material contract to which any one or more of the Company [, the Issuer] or any Guarantor is a party or by which their respective properties may be bound, except where such default would not have a Material Adverse Effect, or would not call into question the validity or enforceability of the Agreement, the Notes or the Subsidiary Guaranty.

     12. To my knowledge, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation before any court or administrative or governmental or regulatory body, arbitration board or tribunal, pending or threatened against the Company [, the Issuer] or any one or more of the Guarantors, except for any such judgment, order, action, suit, proceeding, inquiry, order or investigation that would not have a Material Adverse Effect.

     13. Neither the Company [, the Issuer Subsidiary] nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     14. Neither the Company [, the Issuer] nor any Guarantor is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

My opinions herein set forth are limited to the federal laws of the United States of America, the internal laws of the State of California and the General Corporation Law of the State of Delaware. Except as set forth in paragraphs 1 and 2, I express no opinion as to the laws of any other jurisdiction.

With respect to the opinions set forth in paragraphs 5 and 6 above, such opinions are subject to (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence or willful misconduct; (ii) the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law;
(iii) the unenforceability under certain circumstances of provisions waiving the right to a jury trial; and (iv) the unenforceability under certain circumstances of provisions imposing penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value and increased interest rates upon default. In addition, I express no opinion as to any provision requiring written amendments or waivers of the Agreement, the Notes or the Subsidiary Guaranty insofar as to suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply. I also advise you that Section 8.8 of the Subsidiary Guaranty, which provides for the non-exclusive jurisdiction of the courts of the State of

California and federal courts sitting in that State, may not be binding on the courts in the forum selected or excluded.

The opinions are limited to the matters specifically stated, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is rendered only to the Note Holders and is solely for their benefit and the benefit of any transferee in connection with the above transactions. This opinion may not be relied upon by the Note Holders or any transferee for any other purpose, or relied upon by any other person, firm or corporation for any purpose without my prior written consent. Notwithstanding the foregoing, the Note Holders may furnish copies of this opinion (a) to their respective independent auditors and attorneys, (b) to any jurisdiction over the Note Holders, and (c) to a transferee or proposed transferee in connection with a proposed sale, assignment, or transfer of any of the Notes. The information set forth in this opinion is as of the date hereof, and I assume no obligation to advise you of changes, whether or not material, which may hereafter come to my attention.

Respectfully submitted,



R. Keefe Griffith, General Counsel

                                  Schedule A

                             INFORMATION SCHEDULE

                      Authorized Officers for Prudential

Allen A. Weaver                                Joseph Y. Alouf
Senior Managing Director                       Senior Vice President
Prudential Capital Group                       Prudential Capital Group
Two Prudential Plaza                           Four Embarcadero Center
Suite 5600                                     Suite 2700
Chicago, Illinois  60601                       San Francisco, California 94111
Telephone: (312) 540-4211                      Telephone: (415) 291-5056
Facsimile: (312) 540-4222                      Facsimile: (415) 421-6233

Stephen J. DeMartini                           Mitchell W. Reed
Managing Director                              Vice President
Prudential Capital Group                       Prudential Capital Group
Four Embarcadero Center                        Four Embarcadero Center
Suite 2700                                     Suite 2700
San Francisco, California 94111                San Francisco, California 94111
Telephone: (415) 291-5058                      Telephone: (415) 291-5059
Facsimile: (415) 421-6233                      Facsimile: (415) 421-6233

                      Authorized Officers for the Company

Joseph A. Incaudo                               Dennis W. Tons
Senior Vice President and Chief                 Vice President - Treasurer &
  Financial Officer                                Controller
AECOM Technology Corporation                    AECOM Technology Corporation
3250 Wilshire Boulevard                         3250 Wilshire Boulevard
Los Angeles, California 90010                   Los Angeles, California 90010
Telephone: (213) 381-3612                       Telephone: (213) 381-3612
Facsimile: (213) 380-2105                       Facsimile: (213) 380-2105

Keefe Griffith                                  Eric Chen
Vice President - General Counsel & Secretary    Vice President - Corporate
                                                   Development
AECOM Technology Corporation                    AECOM Technology Corporation
3250 Wilshire Boulevard                         3250 Wilshire Boulevard
Los Angeles, California 90010                   Los Angeles, California 90010
Telephone: (213) 381-3612                       Telephone: (213) 381-3612
Facsimile: (213) 380-2105                       Facsimile: (213) 380-2105

                                  Schedule B

                                 DEFINED TERMS


     As used herein, the following terms have the respective meanings set forth below or set forth in the Section of the Agreement following such term:

     "Acceptance" shall have the meaning specified in paragraph 2B(5).

     "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

     "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

     "Accepted Note" shall have the meaning specified in paragraph 2B(5).

     "Acquisition" means the acquisition after the date of this Agreement by the Company or a Restricted Subsidiary of the assets or capital stock of another Person, provided that if such acquisition involves the acquisition of a Subsidiary, such Subsidiary shall, at the time of acquisition, have been designated a Restricted Subsidiary.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Restricted Subsidiary or any corporation of which the Company and its Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests, and (c) any officer or director (or Person performing similar functions) of such Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" or "Note Purchase Agreement" means the Private Shelf Agreement dated as of July 6, 2001 providing for the possible issue from time to time by AECOM Technology Corporation or Issuer Subsidiaries of up to the equivalent of $75,000,000 of Notes, as it may from time to time be amended or supplemented.

     "Applicable Percentage" shall mean 50% unless after the date of this Agreement the Company or a Restricted Subsidiary has incurred Debt from a Person other than the Company or a Restricted Subsidiary in order to fund an Acquisition ("Acquisition Debt"), in which case it shall mean 60% until the earlier to occur of (i) the first date following the date of such Acquisition on which the ratio (expressed as a percentage) of Consolidated Debt to Total Capitalization is 50% or less and (ii) the one year anniversary of such Acquisition whereupon it shall once again mean 50%. The 60% exception referred to in the preceding sentence may be utilized on multiple occasions; provided that there has been a period of at least twelve consecutive months after each utilization during which the ratio (expressed as a percentage) of Consolidated Debt to Total Capitalization at no time exceeded 50%. If within 90 days following the incurrence of Acquisition Debt the ratio (expressed as a percentage) of Consolidated Debt to Total Capitalization has been reduced to 50% or less due to a repayment of Debt funded at least 75% with proceeds from the sale of assets acquired pursuant to the Acquisition funded with such Acquisition Debt, the 60% exception will not be considered to have been utilized for purposes of the proviso in the preceding sentence; provided, that the exception provided by this sentence has not been previously utilized in the preceding twelve month period.

     "Asset Disposition" means any Transfer except:

     (a) any Transfer from a Restricted Subsidiary to the Company so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

     (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Authorized Officer" shall mean (i) in the case of the Company, its President, Chief Financial Officer, Controller, Treasurer and any Vice President thereof designated as an "Authorized Officer" of the Company in the Information Schedule or designated as an "Authorized Officer" of the Company for purposes of this Agreement in an Officer's Certificate executed by the Company's President, Chief Financial Officer or Treasurer and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and who Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and who the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Available Currency" shall mean Dollars, Australian Dollars, British Pounds, Canadian Dollars, Danish Krones, Hong Kong Dollars, Japanese Yen, Swiss Francs and the lawful currency of the European Monetary Union ("Euros").

     "Bank Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of April 13, 2000 among the Company, the Obligor Subsidiaries, the several financial institutions from time to time parties thereto ("Banks"), each Bank in its capacity as an "Issuing Bank," and Bank of America N.A., as agent, as thereafter amended, restated, refinanced, increased or reduced from time to time and any successor Bank Credit Agreement.

     "Business Day" shall mean (i) other than as provided in clauses (ii) and
(iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Los Angeles, California, are authorized or required to be closed, (ii) for purposes of Section 2B(3) only any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for the purposes of Section 8.6 only, (a) if with respect to Notes denominated in Dollars, a New York Business Day, (b) if with respect to Notes denominated in Australian Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Sydney, (c) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, (d) if with respect to Notes denominated in Canadian Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Toronto, (e) if with respect to Notes denominated in Danish Krones, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Copenhagen, (f) if with respect to Notes denominated in Hong Kong Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Hong Kong, (g) if with respect to Notes denominated in Japanese Yen, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Tokyo, (h) if with respect to Notes denominated in Swiss Francs, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Zurich, (i) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Frankfurt.

     "Called Principal" shall have the meaning specified in paragraph 8.6.

     "Cancellation Date" shall have the meaning specified in paragraph
2B(8)(iv).

     "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Closing Day" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the "Closing Day" for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" has the meaning given such term in the first paragraph of the Agreement.

     "Confidential Information" is defined in Section 22.

     "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

     "Consolidated Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.


     "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) taxes imposed on or measured by income or excess profits, as determined in accordance with GAAP, (b) depreciation, as determined in accordance with GAAP, (c) amortization, as determined in accordance with GAAP, (d) non-cash ESOP and stock plan related expenses, and (e) Fixed Charges, minus non-cash interest income related to executive compensation programs.

     "Consolidated Income Available for Interest Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) taxes imposed on or measured by income or excess profits, as determined in accordance with GAAP, (b) depreciation, as determined in accordance with GAAP, (c) amortization, as determined in accordance with GAAP, (d) non-cash ESOP and stock plan related expenses, and (e) Interest Charges, minus non-cash interest income related to executive compensation programs.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

          (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

          (b) the income (or loss) of any Person (other than (i) a Restricted Subsidiary or (ii) a joint venture entered into by the Company or any Restricted Subsidiary in the ordinary course of business for the purpose of bidding on and performing a contract or contracts) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

          (c) the undistributed earnings of any Restricted Subsidiary or any joint venture described in subparagraph (b) above to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary or joint venture is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or joint venture.

          (d) any aggregate net gain (or aggregate net loss), net of any tax effect, during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: (all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

          (e) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

          (f) any net gain from the collection of the proceeds of life insurance policies,

          (g) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary,

          (h) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any discontinued operations or the disposition thereof,

          (i) any net income or gain (or net loss), net of any tax effect, during such period from any extraordinary items as defined according to GAAP,

          (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary,

          (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

          (l) any portion of such net income that cannot be converted into United States Dollars.

     "Consolidated Net Worth" means, at any time, the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries, plus (ii) the amount of the paid-in capital, translation adjustment, and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, plus (iii) the then current value (if any) of mandatorily redeemable convertible preferred stock of the Company which was outstanding on September 30, 1997, minus (iv) the amount by which Restricted Investments exceeds 10% of the sum of clauses (i), (ii), and
(iii) of this definition, minus (v) the value of any then outstanding capital stock or similar equity interests issued by the Company or any Restricted Subsidiary in connection with an Acquisition.

     "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

     "Debt" means, with respect to any Person, at any time, without duplication,

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent that any amounts have been drawn by the beneficiary thereunder;

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt).

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means (a) as to any Note denominated in Dollars that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in such Note or (ii) 2% over the rate of interest publicly announced by Bank of New York in New York, New York as its "base" or "prime" rate, and in all other cases 2% over the rate of interest publicly announced by Bank of New York in New York, New York as its "base" or "prime rate" and (b) as to any Note denominated in a currency other than Dollars, 2% per annum above the rate of interest stated in such Note.

     "Discounted Value" shall have the meaning specified in paragraph 8.6.

     "Disposition Value" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion).

     "Dollar" and "$" shall mean United States Dollars, unless immediately preceded by the name of another country (e.g. "Australian Dollars").

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Facility" shall have the meaning specified in paragraph 2B(1).

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fixed Charges" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

     "Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time.

     "Funded Debt" means with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America; provided, however, that the
                                              --------  -------
requirement to prepare any financial statements of, or determine any amount with respect to, the Company and its Restricted Subsidiaries in accordance with GAAP shall be satisfied even if not strictly in accordance with GAAP if, but only if, the sole deviation is the exclusion of Unrestricted Subsidiaries from the preparation of such financial statements or the determination of such amount.

     "Governmental Authority" means the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, of which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantor" means (a) each Major Subsidiary and (b) each other Subsidiary that executes or joins the Subsidiary Guaranty as a "Subsidiary Guarantor."

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation, or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde form insulation and polychlorinated biphenyls).

     "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "including" shall mean, unless the context clearly required otherwise, "including without limitation."

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  all Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any Purchaser of a Note, (b) any holder of a Note holding more than the equivalent of $5,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any mutual fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP); (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, minus interest income related to executive compensation programs to the extent it offsets interest expense related to executive compensation programs included in paragraph (a) above.

     "Interest Charges Coverage Ratio" means, any time, the ratio of (a) Consolidated Income Available for Interest Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Interest Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time.

     "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "Issuance Period" shall have the meaning specified in paragraph 2B(2).

     "Issuer Subsidiary" shall mean a Restricted Subsidiary which issues or proposes to issue Notes hereunder.

     "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

     "Major Subsidiary" means (a) Consoer Townsend Envirodyne Engineers, Inc.; Daniel, Mann, Johnson, & Mendenhall; Frederic R. Harris, Inc.; Holmes & Narver, Inc.; The McClier Corporation; MC Acquisition Corporation; and Metcalf & Eddy, Inc.; TCB Inc.; and (b) any other direct or indirect domestic Subsidiary of the Company that, together with any other domestic Subsidiaries owned by such Subsidiary, (i) has assets with a book value that total ten percent (10%) or more of Consolidated Assets or (ii) has "Consolidated Income Available for Interest Charges" (determined by applying the definition of Consolidated Income Available for Interest Charges (and all definitions contained within such definition) solely to such Subsidiary ) in any fiscal year of the Company that is ten percent (10%) or more of Consolidated Income Available for Interest Charges in such fiscal year.

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer and any taxes paid or payable as a result of such Transfer.

     "New York Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Notes" is defined in Section 1.

     "Obligor Subsidiary" means each Subsidiary that executes or joins the Subsidiary Guaranty as an "Obligor Subsidiary."

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Overnight Interest Rate" means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Parent Guaranty" shall mean the guaranty by the Company pursuant to the Subsidiary Guaranty of any Notes issued by an Issuer Subsidiary.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, with the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" means (without duplication) the sum of (i) Debt of Restricted Subsidiaries including Debt of the Company or any other Person guaranteed by any Restricted Subsidiary, but excluding (A) Debt described in clause (a) or (b) of Section 10.7, (B) Debt evidenced by the Subsidiary Guaranty, (C) Debt of an Obligor Subsidiary owing to the Banks pursuant to the Bank Credit Agreement, and (D) Debt of an Issuer

Subsidiary evidenced by Notes issued under the Agreement, and (ii) Debt of the Company and its Restricted Subsidiaries secured by a Lien described in clause
(k) of Section 10.3

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the ordinary course of the principal business of such Person.

     "Prudential" shall mean The Prudential Insurance Company of America.

     "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

     "Purchaser" shall mean Prudential or a Prudential Affiliate purchasing any Note.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Remaining Average Life" shall have the meaning specified in paragraph 8.6.

     "Remaining Scheduled Payments" shall have the meaning specified in paragraph 8.6.

     "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

     "Required Holders" means, at any time, the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates (other than U.S. Trust Company of California N.A. (other than in its capacity as trustee of a Plan))).

     "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Investments" means all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary and Investments in joint ventures entered into in connection with contracts entered into in the ordinary course of business by the Company;

          (d) Investments existing on the date of the Agreement and disclosed in Schedule 10;

          (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (f) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (g) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (h) Investments in commercial paper given the highest or the next to highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and

          (i) Investments in money market instrument programs of investment companies regulated under the Investment Company of 1940, as amended, which are classified as current assets in accordance with GAAP.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

          (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

          (y)  either

               (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

               (ii) in the case of any other Restricted Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

                    As used in this definition of "Restricted Investments":

                         "Acceptable Bank" means any bank or trust company (i)
which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $750,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                         "Moody's" means Moody's Investors Service, Inc.

                         "S&P" means Standard & Poor's Ratings Group, a division
of McGraw Hill, Inc.

     "Restricted Subsidiary" means (i) Staff Source, Inc. so long as the Company and/or one or more Wholly-Owned Restricted Subsidiaries own at least 50% of its equity and it is treated as a subsidiary of the Company in accordance with GAAP, and (ii) any Subsidiary (a) of which at least 80% of the voting securities are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has designated a Restricted Subsidiary by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as "unrestricted" or "restricted" shall not be changed more than twice during the time the Notes are outstanding.

     "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any

Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, within 180 days following such sale or transfer, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease) or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" has the meaning set forth in section 2(1) of the Securities Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Funded Debt" means (a) any Funded Debt of the Company (other than Subordinated Debt) and (b) any Funded Debt of any Restricted Subsidiary.

     "Series" shall have the meaning specified in paragraph 1.

     "Settlement Date" shall have the meaning specified in paragraph 8.6.

     "Structuring Fee" shall have the meaning provided in clause (i) of paragraph 2B(8).

     "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guaranty" means the Amended and Restated Master Guaranty and Intercreditor Agreement dated as of April 13, 2000 among the Company, the Guarantors, the Obligor Subsidiaries, The Prudential Insurance Company of America, Pruco Life Insurance Company, U.S. Private Placement Fund, The Northwestern Mutual Life Insurance Company, Bank of America N.A., as agent under the Bank Credit Agreement, the banks party to the Bank Credit Agreement, Bank of America N.A., as creditor agent, and each Person not named above which issues or purchases Notes from time to time, as such agreement is amended or otherwise modified from time to time. Notwithstanding that this term is "Subsidiary Guaranty," it is understood that the Company is also a "Guarantor" under the Subsidiary Guaranty.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Capitalization" means the sum of (a) Consolidated Debt and (b) Consolidated Net Worth.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

     "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

     "Voting Stock" shall mean securities (including partnership interests) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) or to direct the business and affairs of the issuer thereof.

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                  SCHEDULE 10

                                Existing Liens
                                --------------


            A lien on the Holmes & Narver Building owned by AECOM.


                             Existing Investments
                             --------------------

July 6.2001


AECOM Technology Corporation
3250 Wilshire Boulevard
Los Angeles, CA 90010

Re: Private Shelf Agreement

Gentlemen:

Reference is made to the Private Shelf Agreement dated as of December 28, 1999, as amended by that certain letter amendment dated April 13, 2000 (the "Private Shelf Agreement") entered into between AECOM Technology Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential"). Capitalized terms not defined herein shall have the meanings given to such terms in the Private Shelf Agreement.

Pursuant to the request of the Company, Prudential agrees with the Company that:

a. Section 9.7 of the Private Shelf Agreement is hereby amended and restated in its entirety to read as follows:


     9.7 Additional Obligor Subsidiaries. If any Restricted Subsidiary (whether existing or hereafter created or acquired) becomes an obligor under the Bank Credit Agreement after April 13, 2000 or becomes an obligor under the 2001 Private Shelf Agreement, the Company shall promptly give you written notice thereof and shall immediately cause such Restricted Subsidiary to execute and deliver a joinder agreement in the form of Exhibit B-2 to the Subsidiary Guaranty.


b. Section 1O.11 of the Private Shelf Agreement is hereby amended and restated in its entirety to read as follows:


      10.11 Debt of Obligor Subsidiaries. Without limiting the restrictions contained in Section 10.7, the Company will not at any time permit any Obligor Subsidiary that (A) is a Restricted Subsidiary and (B) is not a Guarantor to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:


           (a) Debt outstanding under (i) the 2001 Private Shelf Agreement or
 (ii) the Bank Credit Agreement; and


           (b) Debt in addition to Debt outstanding and described in clause (a) above, provided that the total amount of Debt of each such Obligor Subsidiary (including Debt outstanding and described in clause (a) above) on the last day of each fiscal quarter of the Company does not exceed 350% of "Consolidated Income Available for Interest Charges" of such Obligor Subsidiary for the period of four consecutive fiscal quarters ending on such date. For purposes of this paragraph, "Consolidated Income Available for Interest Charges" of an Obligor Subsidiary shall be determined by applying the definition of Consolidated Income

Available for Interest Charges (and all definitions contained within such definition) solely to such Obligor Subsidiary and its consolidated subsidiaries which are Restricted Subsidiaries.

c.  Schedule B to the Private Shelf Agreement is amended as follows:

     "Priority Debt" means (without duplication) the sum of (i) Debt of Restricted Subsidiaries including Debt of the Company guaranteed by any Restricted Subsidiary, but excluding (A) Debt described in clause (a) or (b) of
Section 10.7, (B) Debt evidenced by the Subsidiary Guaranty, (C) Debt of an Obligor Subsidiary owing to the Banks pursuant to the Bank Credit Agreement, and
(D) Debt of an Obligor Subsidiary owing to Prudential or any other Purchaser (as defined therein) pursuant to the 2001 Private Shelf Agreement and the Notes (as defined therein), and (ii) Debt of the Company and its Restricted Subsidiaries secured by a Lien described in clause (k) of Section 10.3.

     "Subsidiary Guaranty" means the Amended and Restated Master Guaranty and Intercreditor Agreement dated as of April 13, 2000 among the Company, the Guarantors, the Obliger Subsidiaries, The Prudential Insurance Company of America, Pruco Life Insurance Company, U.S. Private Placement Fund, The Northwestern Mutual Life Insurance Company, Bank of America N.A., as agent under the Bank Credit Agreement, the banks party to the Bank Credit Agreement, and Bank of America N.A., as creditor agent, as amended by the First Amendment to Amended and Restated Master Guaranty and Intercreditor Agreement dated as of July 6, 2001. Notwithstanding that the term is called "Subsidiary Guaranty," it is understood that the Company is also a "Guarantor" under the Subsidiary Guaranty.

     "2001 Private Shelf Agreement" means the Private Shelf Agreement dated as of July 6, 2001 by and between the Company and The Prudential Insurance Company of America as it may from time to time be amended or supplemented.

Each of the amendments set forth in this letter shall be limited precisely as written and shall not be deemed (a) to be an amendment of any other terms or conditions of the Private Shelf Agreement or any other document related to the Private Shelf Agreement or any other credit arrangement between Prudential or any of its affiliates and the Company or its affiliates or (b) to be a consent to any future amendment. Except as expressly set forth in this letter, the Private Shelf Agreement and all related documents shall continue in fu11 force and effect.

This letter shall be deemed effective as of the date first above written. The effectiveness of the foregoing is subject to Prudential's receipt of a fully executed counterpart of this letter. The execution of this letter by the Guarantors shall evidence their consent hereto. If you are in agreement with the foregoing, please execute the enclosed counterparts of this letter in the space indicated below and return one to Prudential Capital Group at: Four Embarcadero, Suite 2700, San Francisco, California 94111. Attention: James F. Evert, Esq.


                           Very truly yours,

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                           By:  /S/ ILLEGIBLE
                              -----------------------------------------------
                           Its:  Vice President

Acknowledged and Agreed:

AECOM TECHNOLOGY CORPORATION

By:  /s/ JOSEPH A. INCAUDO
   ----------------------------------------------------
Its: Executive Vice President - Chief Financial Officer
     --------------------------------------------------

GUARANTORS:

ATC ENGINEERING, INC.

CONSOER, TOWNSEND & ASSOCIATES, INC.

CONSOER, TOWNSEND ENVIRODYNE ENGINEERS,
INC. (formerly EEI Acquisition Corporation)

DANIEL, MANN, JOHNSON & MENDENHALL

DMJM (UTAH)

DMJM ENGINEERS AND CONSTRUCTORS, INC.
(formerly known as TMSI COntractors, Inc.)

DMJM INTERNATIONAL

DANIEL, MANN, JOHNSON & MENDENHALL,
INC. (formerly known as DMJM-Phillips, Reister,
Haley, Inc.)

ENVIRODYNE ENGINEERS, INC.

CONSOER TOWNSEND ENVIRODYNE ENGINEERS
OF NEW YORK, INC. (formerly Envirodyne
Engineers, Inc. of New York)

FREDERIC R. HARRIS, INC.

GSAS ARCHITECTS & PLANNERS, INC.

HOLMES & NARVER CONSTRUCTION SERVICES, INC.

HOLMES & NARVER CONSTRUCTORS, INC.

HOLMES & NARVER, INC.

HOLMES & NARVER SERVICES, INC.

P&D CONSULTANTS, INC. (formerly Envirodyne
Construction Services, Inc.)

P&D TECHNOLOGIES, INC.

TECHNICAL MANAGEMENT SERVICES, INC.

TECHNICAL RESOURCES, INC.

THE RESOURCES SCIENCES CORPORATION

TCB INC.

TURNER COLLIE & BRADEN INC.

SURVCON INC.

TCB PROPERTIES INC.

THE MCCLIER CORPORATION

MC ACQUISITION CORPORATION

AECOM MANAGEMENT SERVICES CORP.

CONSOER TOWNSEND ENVIRODYNE ENGINEERS OF
MICHIGAN, INC. (formerly Consoer, Townsend &
Associates of Michigan, Inc.)

CONSOER, TOWNSEND & ASSOCIATES OF OHIO, INC.

CTE ENGINEERS INTERNATIONAL, INC. (formerly
Consoer Townsend Harris International, Inc.)

DANIEL, MANN, JOHNSON & MENDENHALL, INC.

DANIEL, MANN, JOHNSON & MENDENHALL,
ARCHITECTS & ENGINEERS, INC. (formerly Daniel,
Mann, Johnson & Mendenhall, Incorporated)

DMJM AGRISYSTEMS

DMJM ARCHITECTS, P.C.

DMJM ARCHITECTS & ENGINEERS, INC.

DMJM ARIZONA, INC.

DMJM/CD, a Professional Corporation

DMJM DE LATINO AMERICA Y EL CARIBE

DMJM ENVIRONMENTAL SERVICES, INC.

DMJM, INC.

DMJM, P.C.

FREDERIC R. HARRIS ENGINEERING CORPORATION

FREDERIC R. HARRIS OF MASSACHUSETTS, INC.

FRW ENGINEERING PC

GLOBAL CONSULTANTS, INC.

HOLMES & NARVER CONTINENTAL, INC.

HOLMES & NARVER INTERNATIONAL, INC.

DMJM OF MICHIGAN INC.

TRI, INC.

DMJM ILLINOIS, INC.


DMJM KOREA (a California corporation)

TMSI CONTRACTORS, INC.

DANIEL, MANN, JOHNSON & MENDENHALL, P.C.

EAST-WEST ENERGY COMPANY

WILLIAMS BROTHERS ENGINEERING VENEZUELA, INC.

CONSOER TOWNSEND ENVIRODYNE ENGINEERS OF
NORTH CAROLINA, INC. P.C.

CONSOER TOWNSEND ENVIRODYNE ENGINEERS OF
MISSOURI, INC.

ENVIRODYNE ENGINEERS, INC. OF MICHIGAN

FREDERIC R. HARRIS OF OHIO, INC.

STAFF SOURCE EMPLOYER SERVICES, INC.

STAFF SOURCE INC.

MCCLIER CORPORATION ARCHITECTS AND
ENGINEERS, INC.

METCALF & EDDY, INC., a Delaware corporation

METCALF & EDDY OF CANADA, LTD., a Nova Scotia corporation

METCALF & EDDY MANAGEMENT, P.C., a District of
Columbia corporation

METCALF & EDDY OF MASSACHUSETTS, INC.,
a Delaware corporation

METCALF & EDDY OF MICHIGAN, INC.,
a Delaware corporation

METCALF & EDDY OF NEW YORK, INC.,
a New York corporation

METCALF & EDDY OF OHIO, INC., an Ohio corporation

METCALF & EDDY PACIFIC INC., a Delaware
corporation

METCALF & EDDY DE PANAMA, S.A., a Panama corporation (dormant)

MEPAC SERVICES, INC., a Delaware corporation
(dormant)

SPILLIS CANDELA & PARTNERS, INC.

AECOM AVIATION, GROUP INC.

DMJM SERVICES, INC.

DMJM AVIATION, INC.

PRISON CONSULTANTS, INC.

FRH CONSTRUCTION SERVICES, INC.

W.F. CASTELLA & ASSOCIATES, INC.

AECOM GLOBAL, INC

By: /s/ Joseph A. Incaudo
   --------------------------
   Name: Joseph A. Incaudo
   Title: President